EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-230196 on Form S-3 of our report dated March 1, 2021, relating to the financial statements of MercadoLibre, Inc. and our report dated March 1, 2021 relating to the effectiveness of MercadoLibre, Inc.’s internal control over financial reporting as of December 31, 2020, appearing in MercadoLibre, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & Co. S.A.

Buenos Aires, Argentina
November 15, 2021